UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FIRST NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 4, 2014

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2014 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 13, 2014 at 10:00 a.m., at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. Please complete, sign, date and return promptly the proxy card that is enclosed in the envelope provided in this mailing. You may also choose to vote your shares by phone or using the Internet, as explained on the proxy card. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,

Scott C. Harvard

President and Chief Executive Officer

FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

April 4, 2014

NOTICE OF 2014 ANNUAL MEETING AND PROXY STATEMENT

The 2014 Annual Meeting of Shareholders of First National Corporation will be held at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, on Tuesday, May 13, 2014, beginning at 10:00 a.m. The items of business are:

1.	To elect nine directors, each for a term of one year;

2.	To approve the Company’s 2014 Stock Incentive Plan;

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2014; and

4.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (OTCBB: FXNC) at the close of business on March 21, 2014, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of First National Corporation in Strasburg, Virginia.

John K. Marlow

Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2014:

The proxy statement and annual report are available

at www.rrdezproxy.com/2014/FirstNational.

Your Vote is Important

Please vote as promptly as possible by signing,

dating and returning the enclosed Proxy Card. You may also vote online at

http://www.rtcoproxy.com/fxnc or by calling 1-855-574-1385.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 13, 2014 at 10:00 a.m. at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia 22657. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 4, 2014. The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 21, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 4,901,464 shares of Common Stock issued and outstanding and 617 shareholders of record and approximately 553 additional beneficial owners of shares of Common Stock.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using any of the methods available to our shareholders. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The Company is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please check your proxy card for instructions. Please be aware that if you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors and the approval of the 2014 Stock Incentive Plan, without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One and Two. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Three; therefore, no broker nonvotes are expected to exist in connection with this proposal.

If no contrary instructions are given, each proxy executed and returned by a record shareholder will be voted for the election of the nominees described in this Proxy Statement, and for Proposals Two and Three. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Delivery of Proxy Materials for the Annual Meeting

The Company has taken advantage of the householding rules of the Securities and Exchange Commission (the “SEC”) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, or if you are currently receiving multiple copies of materials and wish to receive a single set, please write or call M. Shane Bell, Chief Financial Officer, at 112 West King Street, Strasburg, VA 22657, telephone number (540) 465-9121, and the Company will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position
M. Shane Bell	41	Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President - Risk Management of the Bank in 2003 and Vice President - Risk Management of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	62	Mr. Beverley has served as Executive Vice President - Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President - Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President - Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 40 years of experience providing wealth management services.

Dennis A. Dysart	42	Mr. Dysart has served as Senior Executive Vice President and Chief Credit Officer of the Company and the Bank since February 2012. He had previously served as Executive Vice President and Chief Operating Officer from May 2011 through January 2012, Interim Chief Executive Officer of the Company and the Bank from January 2011 through April 2011, Executive Vice President and Chief Administrative Officer of the Bank from March 2005 through December 2010, Executive Vice President - Administration of the Bank from 2003 to 2005 and Senior Vice President - Administration of the Bank from 1999 to 2003. Mr. Dysart has been employed by the Bank since 1993.

Christopher T. Martin	45	Mr. Martin has served as Executive Vice President - Operations and Technology of the Bank since March 2005. He had previously served as Senior Vice President - Operations of the Bank from 2003 to 2005 and Vice President - Information Technology of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1990 through 2002.

James C. Youngblood	48	Mr. Youngblood has served as Executive Vice President and Senior Lending Officer since November 2012. He had previously served as Market President at Virginia National Bank from November 2007 to October 2012. Prior to that, he was President and CEO of Marathon Bank from January 2006 to July 2007, President of Marathon Bank from July 2004 to December 2005, Executive Vice President and Senior Loan Officer of Marathon Bank from September 2003 to June 2004, Senior Vice President and Senior Loan Officer of Marathon Bank from June 1996 to September 2003. Mr. Youngblood has over 26 years of experience in the banking industry.

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently nine directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a record shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and the year in which the director was first elected to the Board. The date represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”). Additional information regarding the specific experience and skills of each nominee that led to the conclusion that the person should serve as director of the Company is also provided below. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees

Nominee	Age	Director Since
Douglas C. Arthur	71	1972
Elizabeth H. Cottrell	63	1992
Dr. James A. Davis	68	1998
Miles K. Davis	54	2013
Christopher E. French	56	1996
Scott C. Harvard	59	2011
John K. Marlow	74	2001
Gerald F. Smith, Jr.	52	2007
James R. Wilkins, III	45	2001

Douglas C. Arthur serves as Chairman of the Board of the Company and the Bank. Mr. Arthur has been an attorney-at-law since 1967, and currently practices as Douglas C. Arthur, Attorney at Law, in Strasburg, Virginia. He serves as Lead Independent Director of Shenandoah Telecommunications Company. Mr. Arthur previously served as a member of the Shenandoah County Public School Board. His experience with general and business legal matters, service as a director of a publicly traded company, leadership roles in the community and his knowledge and history with the Company qualify him for service on the Board.

Elizabeth H. Cottrell owns RiverwoodWriter, LLC, a writing/editing and desktop publishing concern in Maurertown, Virginia. Mrs. Cottrell brings experience in social media and online marketing combined with her knowledge gained as a previous member of the Shenandoah Memorial Hospital Board and as a member of the Shenandoah County School Board. In addition, she provides insight from her experience as an owner of a successful entrepreneurial company.

Dr. James A. Davis is a Senior Consultant for Academic Search, Inc. He was formerly President of Shenandoah University located in Winchester, Virginia. Dr. Davis serves on the Board of National Fruit Product Company, Inc. and is a former member of the Virginia Department of Transportation Board representing the Staunton District. Dr. Davis’s experience in governance practices, his contacts among the community and statewide leaders, and his understanding of wealth management and project management is directly applicable to his board service.

Dr. Miles K. Davis is the George Edward Durell Chair of Management and Dean of the Harry F. Byrd, Jr. School of Business at Shenandoah University in Winchester, Virginia. Prior to becoming the Dean of the Business School in July 2012, Dr. Davis served as the founding director of the Institute for Entrepreneurship at the Harry F. Byrd, Jr. School of Business. Dr. Davis is active in the microfinance movement, and lectures regularly in the U.S., Africa and

Europe. He sits on the Boards of the Loudoun County Small Business Development Center, Top of Virginia Chamber of Commerce, The Lemonhead Council and the Amana Mutual Fund. His wide-ranging engagements in the business community qualify him for service on the Board.

Christopher E. French has served as Chairman of the Board of Directors of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia for 18 years and as its President and Chief Executive Officer for over 26 years. Mr. French’s engineering and business education, long-standing senior management experience, extensive executive leadership skills, public company experience and knowledge, and understanding of our markets all qualify him for service on the Board.

Scott C. Harvard has served as President and Chief Executive Officer of the Company and the Bank since May 2011. Prior to joining the Company, Mr. Harvard owned and operated Harvard Resources from 2009 to 2011, held the position of Executive Vice President of Hampton Roads Bankshares from 2008 to 2009 and held the position of President and Chief Executive Officer of Shore Financial Corporation, and its wholly-owned subsidiary, Shore Bank from 1985 to 2008. Mr. Harvard served as a director of the Federal Home Loan Bank of Atlanta from 2001 through 2012. He served on the audit, compensation, governance, finance and executive committees and as board chairman from 2007 through 2012. His extensive knowledge of the banking industry and his experience in financial services qualify him for service on the Board.

John K. Marlow is Vice Chairman and Secretary of the Board of the Company and the Bank. Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow brings to the Board qualifications as the Founding Director of Peoples Bank of Front Royal and a director of that organization for over 20 years. In addition, Mr. Marlow also served as an elected local government official for over 20 years and has extensive experience as a real estate developer. Mr. Marlow’s experience managing successful businesses, prior bank board service, community involvement and public service qualify him for service on the Board.

Gerald F. Smith, Jr. is the Chairman, Chief Executive Officer and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia. He has been President for over 22 years and Chairman and CEO since 2003. Mr. Smith recently served as Chairman of the National Renderers Association and currently serves as a director of other associations in his industry. He is a Certified Public Accountant and has been licensed since 1986. The Board has designated him as the Company’s audit committee financial expert. Mr. Smith’s leadership role in his business and in his industry, along with his finance and accounting knowledge qualify him for service on the Board.

James R. Wilkins, III is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate investment, development or management companies in Winchester, Virginia. Mr. Wilkins brings to the Board over 24 years of experience in the real estate industry. His former service as a member of the Finance Committee of Frederick County, Virginia, and experience as a director of a former local banking company in Winchester also qualifies Mr. Wilkins for service on the Board.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 21, 2014, regarding the number of shares of Common Stock beneficially owned by all directors, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)
Douglas C. Arthur	22,409	(2)	*
M. Shane Bell	6,355		*
Elizabeth H. Cottrell	10,696		*
James A. Davis	16,111	(2)	*
Miles K. Davis	782		*
Dennis A. Dysart	179,867	(3)	3.67%
Christopher E. French	65,672	(2)(4)	1.34%
Scott C. Harvard	26,305	(2)	*
John K. Marlow	51,161	(2)	1.04%
Gerald F. Smith, Jr.	654,103	(2)	13.35%
James R. Wilkins, III	388,838	(2)	7.93%
All executive officers and directors as a group (14 persons)	1,436,834	(2)(3)	29.31%

*	Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. There were no shares for which any director had the right to acquire beneficial ownership within 60 days.

(2)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Davis, 4,776; Mr. French, 47,765; Mr. Harvard, 200; Mr. Marlow, 32,391; Mr. Smith, 10,700; and Mr. Wilkins, 114,373.
(3)	Amounts presented include 170,157 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mr. Dysart serves as Plan Administrator for the ESOP with the power to direct the voting and disposition of such shares.
(4)	Mr. French has disclaimed Beneficial Ownership of 8,715 shares owned directly by his spouse.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 21, 2014, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
Gerald F. Smith, Jr.	654,103	(1)	13.35%
549 Merrimans Lane
Winchester, Virginia 22601

James R. Wilkins, III	388,838	(2)	7.93%
1016 Lake St. Clair Drive
Winchester, Virginia 22603

The Banc Funds Company, L.L.C.	343,324	(3)	7.00%
20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606

(1)	According to a Schedule 13D filed with the SEC on July 7, 2012, Mr. Smith has sole voting and disposition power over 653,603 shares of common stock. Amounts presented include 10,700 shares of Common Stock that Mr. Smith beneficially owns indirectly through family members and affiliated trusts.
(2)	Amounts presented include 114,373 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

(3)	According to a Schedule 13G/A filed with the SEC on February 14, 2014, the Banc Funds Company, L.L.C., through certain of its affiliated companies, has sole voting and dispositive power over 343,324 shares of Common Stock. Banc Funds VI, L.P. (“BF VI”) and Banc Funds VII, L.P. (“BF VII”) have sole voting and dispositive power over 130,302 shares and 213,022 shares of common stock, respectively. Charles J. Moore, as manager of BF VI and BF VII, has voting and dispositive power over shares of Common Stock held by these entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2013, all filing requirements applicable to its officers and directors were timely met, except for the following transaction that was inadvertently filed late. Marshall J. Beverley, Jr., an officer, directly purchased shares of Common Stock in September 2013. That transaction was filed late on Form 4 in December 2013.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s website at www.fbvirginia.com, under “Policies.”

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were twelve meetings of the Board in 2013. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2013.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”):

Douglas C. Arthur	Miles K. Davis	Gerald F. Smith, Jr.
Elizabeth H. Cottrell	Christopher E. French	James R. Wilkins, III
James A. Davis	John K. Marlow

The Board considered all relationships that directors had with the Company in determining independence. Douglas C. Arthur, who practices law through and is the sole proprietor of the firm of Douglas C. Arthur, Attorney at Law, received fees from the Company for performing real estate settlement services for Bank loan customers. The Board determined that these transactions did not impair his independence under NASDAQ listing standards.

In addition, the Board considered the ownership position of Gerald F. Smith, Jr. in the Company. The Board determined that this relationship did not impair his independence under NASDAQ listing standards or applicable SEC regulations.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” in the Executive Compensation section of this Proxy Statement.

Committees

The Company has two standing committees, the Audit Committee and the Compensation and Governance Committee. Information regarding these committees is provided below.

The members of the Audit Committee are:

Christopher E. French (Chair)

Gerald F. Smith, Jr.

James R. Wilkins, III

The Audit Committee assists the Board in fulfilling the Board’s risk oversight responsibilities. These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit Committee. The Audit Committee Charter is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under NASDAQ listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s audit committee financial expert.

The Audit Committee met eight times during the year ended December 31, 2013. For additional information regarding the Audit Committee, see “Audit Committee Report” in the Audit-Related Matters section of this Proxy Statement.

The members of the Compensation and Governance Committee are:

Elizabeth H. Cottrell (Chair)

Miles K. Davis

Christopher E. French

Gerald F. Smith, Jr.

The Compensation and Governance Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board. The Committee also reviews and recommends employment agreements for the Chief Executive Officer and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in developing a compensation philosophy for attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and delivering total compensation that is commensurate with performance. The Compensation and Governance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company.

Management provides compensation recommendations for the Committee’s consideration and administers the Company’s executive compensation programs. Direct responsibilities of management include, but are not limited to:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

•	Recommending changes, if necessary to ensure achievement of all program objectives; and

•	Recommending pay levels and bonus payouts for executive officers other than the Chief Executive Officer.

The Compensation and Governance Committee is also responsible for identifying, evaluating and recommending candidates and nominees for Board membership. As part of that responsibility, the Committee conducts skills assessments of the directors, evaluates the adequacy of the current Board membership and recommends changes where warranted. The Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Compensation and Governance Committee. The Compensation and Governance Committee Charter is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Compensation and Governance Committee are independent as that term is defined in the listing standards of the NASDAQ. The Compensation and Governance Committee met nine times during the year ended December 31, 2013.

Director Selection Process

The Compensation and Governance Committee operates under a written Charter. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

•	Evaluating the strengths and weaknesses of the existing Board and the need for additional Board positions;

•	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

•	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;

•	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;

•	Interviewing the nominee, if the Committee decides to proceed with further consideration;

•	Recommending an action to the Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report; and

•	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria

•	The ability to represent the interests of the shareholders of the Company;

•	Standards of integrity, commitment and independence of thought and judgment;

•	The ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence and community representation;

•	The extent of contribution to the range of talent, skill and expertise appropriate for the Board;

•	The willingness to meet at least the minimum equity interest holding required by law; and

•	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit (as described below), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2015 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” in the Other Information section of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company have traditionally been held by separate persons. The principal role of the President and Chief Executive Officer is to execute on board developed strategies and to manage the business of the Company in a safe, sound, and profitable manner. The role of the Board is to provide independent oversight of the President and Chief Executive Officer, formulate strategy and policy, and to monitor and measure risks within the Company.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compensation and Governance Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement. These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Annual Meeting of Shareholders

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. All of the directors attended the 2013 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation plan to support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement, retaining and recruiting executive talent, and creating strong performance aligned with shareholders’ interest. The Company has traditionally sought to achieve these objectives through two key compensation elements, a base salary and a performance-based annual cash bonus, plus retirement and health and welfare benefits.

2013 Shareholder Advisory Vote

In 2013, our shareholders voted their approval of the compensation of our executives as described in the proxy statement for the 2013 Annual Meeting of Shareholders. Approximately 80% of all votes cast were for approval of our executive compensation. The Compensation and Governance Committee considers these results and appreciates this strong showing of shareholder support for our compensation philosophy, plans and practices. The Compensation and Governance Committee strives to continue its work consistent with this support.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2013 for services rendered to the Company. These executive officers are referred to as the named executive officers in this proxy statement. The named executive officers received compensation from First Bank, a wholly-owned subsidiary of First National Corporation. The named executive officers did not receive any compensation from the Company. Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.” In 2013, awards were granted under the Executive Incentive Plan but not the Performance-Based Compensation Plan.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Non- Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Scott C. Harvard	2013	350,000	—	12,600	32,438	395,038
President	2012	350,000	—	—	30,083	380,083
Chief Executive Officer

Dennis A. Dysart	2013	200,000	—	39,200	10,188	249,388
Senior Executive Vice President	2012	200,000	—	—	10,296	210,296
Chief Credit Officer

M. Shane Bell
Executive Vice President	2013	180,000	—	35,280	9,983	225,263
Chief Financial Officer	2012	180,000	18,000	—	9,188	207,188

(1)	This column represents bonus amounts earned during 2013 and 2012 under the Company’s executive incentive plan for achievements relating to Company and individual performance for the 2013 and 2012 fiscal years, respectively.
(2)	“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums, personal use of Company vehicles, and club dues paid on their behalf.
(3)	Mr. Bell received a discretionary bonus for 2012 based on his contributions to improved company performance during the year.

Compensation Philosophy

In October 2013, the Board of Directors engaged Matthews, Young & Associates, Inc., a consulting firm, to review the Bank’s executive compensation, identify strengths, weaknesses and voids, and make directional recommendations based on the Bank’s philosophy and strategy. Their work included a review of both corporate strategy and compensation strategy and examining external competitiveness of compensation and internal equity among the executive team on all components of compensation. As a result of their evaluation, the Board of Directors believes that in order to be competitive and to attract and retain personnel, the Company needs to have the ability to offer a combination of compensation components, including base salary, annual incentive bonus compensation, long-term incentive compensation, equity compensation, and/or retirement benefits. Base salaries are provided to all full-time employees, and are disclosed in the Summary Compensation Table above as “salaries” for the named executive officers. Annual incentives may be provided through the Executive Incentive Plan and the Performance-Based Compensation Plan, which are both summarized below. In March 2014, the Board approved the 2014 Stock Incentive Plan in order to have the ability to offer long-term equity based incentives which will provide the board the tools to continue to align the interests of the executive team with the interests of the shareholders. The Company is recommending shareholder approval of the 2014 Stock Incentive Plan in Proposal Two of this proxy statement. Retirement benefits are currently provided to certain employees through a defined benefit pension plan, a 401(k) plan and an employee stock ownership plan. Retirement plans are explained further below.

The Chief Executive Officer recommends the compensation of named executive officers to the Compensation and Governance Committee that includes base salaries and performance goals for annual incentive plans.

Executive Incentive Plan

In November 2012, the Board of Directors adopted a cash Executive Incentive Plan (the “EIP”) to reward certain executive officers for achieving performance goals. A revised EIP was adopted by the Board in March 2013. The duration of the EIP is indefinite, and the EIP may be amended or terminated by the Board at any time. Participation is limited to those employees selected by the Chief Executive Officer and approved by the Compensation and Governance Committee of the Board each EIP year. Dennis A. Dysart and M. Shane Bell were selected to participate in the EIP along with certain other employees, effective January 1, 2012.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and Plan participants, based upon such criteria as may be recommended by the Chief Executive Officer, and the award formula by which all incentive awards under the Plan are calculated. Plan participants are entitled to a cash distribution under this Plan if, upon the approval of the Board, the Plan award is earned as a result of the attainment of Plan performance objectives and the participant is employed on the payment date. Awards shall be paid on or after January 1 of the year following the performance period, and no later than March 15 of the year following the performance period.

In the event of a participant’s termination of employment for any reason, including due to death, permanent disability or retirement, any unpaid awards (including any earned but unpaid awards) shall be forfeited by such participant. The Company has the right to recover compensation that the Company determines, in its sole discretion, was unjustly paid to an employee under the Plan. Under the EIP, the Board reserves the right to withhold or adjust individual awards. The Board has not exercised its discretion to withhold bonus payments in the past.

In February 2014, the Company paid awards under the EIP to Dennis A. Dysart and M. Shane Bell. The awards were based on achievement of the Company’s financial performance goals including return on average assets, quarterly profit, timely payment of preferred dividends and reduction of nonperforming asset levels. These amounts are disclosed as Non-Equity Incentive Plan Compensation for 2013 in the Summary Compensation Table above.

Performance-Based Compensation Plan

The Company’s Performance-Based Compensation Plan (the “PBCP”) remains suspended for 2014 for named executive officers. The PBCP has been suspended since 2009. When the PBCP was an active part of overall compensation, the annual bonus process included establishing Company-wide and individual performance goals. Because the PBCP has been inactive, there were no payments to named executive officers during 2013 or 2012. The Board reserves the right to withhold or adjust individual awards under this plan provided that the Board notifies the executive officer, in writing, within a reasonable period of time following the decision to withhold. In addition, unless the Board deems otherwise, awards will not be paid if minimum profitability levels and regulatory ratings are not obtained. The Board has not exercised its discretion to withhold bonus payments in the past.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Dennis A. Dysart and M. Shane Bell. These contracts were amended December 1, 2008. The contracts with Mr. Dysart and Mr. Bell provide for their services in senior management or executive capacities at initial base annual salaries of $157,500 and $140,000, respectively.

Material terms of these agreements include prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without cause or in the event of a change of control, and covenants related to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of employment.

Mr. Dysart and Mr. Bell will not be entitled to any termination compensation and benefits if any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation are breached. These employees will also not be entitled to any compensation or other benefits, other than payment for all time worked, if employment is terminated for “cause” or if Mr. Dysart or Mr. Bell terminates his employment for other than “good reason” (as those terms are defined in the agreements).

Effective as of May 9, 2011, the Company entered into an employment contract with Scott C. Harvard. The term of the agreement began on May 9, 2011 and shall terminate on May 22, 2014, unless it is terminated earlier in accordance with its provisions. The contract with Mr. Harvard provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $350,000. The agreement provides for the termination of Mr. Harvard’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the agreement). Subject to certain conditions of the agreement, termination under either of these circumstances will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

The agreement with Mr. Harvard contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan for all full-time employees hired before May 1, 2011 who are over 21 years of age and have at least one year of credited service. Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees. All employees who are age nineteen or older are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2013.

Potential Payments Upon Termination or Change of Control

Each employment contract with Mr. Dysart and Mr. Bell provides that the officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. The term of the agreements is at all times two years, which means that at the end of every day, the term of the agreements are extended for one day. If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments Upon Termination or Change of Control

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause within 12 months post Change of Control ($)(2)
Dennis A. Dysart	400,000	598,000
M. Shane Bell	360,000	538,200

(1)	Mr. Dysart and Mr. Bell would have received the payments from the Company shown in the above table for termination of employment between April 1, 2013 and March 31, 2014 for good reason or without cause. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.
(2)	Mr. Dysart and Mr. Bell would have received the payments from the Company shown above for termination of employment between April 1, 2013 and March 31, 2014 for good reason or without cause within 12 months post Change of Control. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

Mr. Dysart and Mr. Bell may also elect to receive pension benefits, which the Company makes available generally to all full-time employees hired before May 1, 2011, upon the termination of employment for any reason.

Mr. Harvard’s employment agreement provides that termination of employment by the Company “without cause” or for “good reason” will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2013.

Director Compensation

The following table provides information about director compensation for the year ended December 31, 2013.

Director Compensation

Name	Total Fees Earned ($) (1)
Douglas C. Arthur	22,200
Byron A. Brill (2)	8,500
Elizabeth H. Cottrell	20,400
James A. Davis	20,400
Miles K. Davis	8,500
Christopher E. French	20,400
Scott C. Harvard	—
John K. Marlow	21,000
W. Allen Nicholls (2)	8,500
Henry L. Shirkey (2)	8,500
Gerald F. Smith, Jr.	20,400
James R. Wilkins, III	20,400

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.
(2)	Dr. Byron A. Brill, W. Allen Nicholls, and Henry L. Shirkey retired from the Board of Directors effective May 14, 2013.

Non-employee directors receive a retainer fee of $1,700 per month. They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $150 per month, and the Vice Chairman of the Board receives an additional retainer fee of $50 per month. Scott C. Harvard, President and Chief Executive Officer of the Company, did not receive fees for his service on the Board.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. No loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features, or are non-accrual, past due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. The balances of loans to directors, executive officers and their associates totaled $2.1 million at December 31, 2013 or 4% of the Company’s equity at that date.

The Company has adopted a formal written policy that covers the review and approval of related person transactions by the Board. The Board reviews all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

PROPOSAL TWO:

APPROVAL OF THE COMPANY’S 2014 STOCK INCENTIVE PLAN

General

The Company is asking shareholders to approve the First National Corporation 2014 Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors on March 12, 2014, subject to shareholder approval. The Plan makes available up to 240,000 shares of common stock for the granting of stock options, restricted stock awards, stock appreciation rights and other stock-based awards.

The Board believes the Plan will be an important factor in attracting, retaining and rewarding the high caliber individuals essential to the Company’s long-term success. The Board further believes that ownership of the Company’s common stock will stimulate the efforts of those individuals upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further align the interests of those individuals with the interests of the Company’s shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO — APPROVAL OF THE FIRST NATIONAL CORPORATION 2014 STOCK INCENTIVE PLAN.

The more significant features of the plan are described below. To aid your understanding, the full text of the plan, as proposed for approval by shareholders, is provided in Appendix A to the Proxy Statement.

Administration

The Plan will be administered by a Committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 16 (the “Committee”), or if no such Committee has been appointed, the Board. The Committee has the power to select plan participants, determine the type of stock-based award that will be granted, and fix the number of shares subject to the grant. The vesting, exercisability, payment and other terms or restrictions applicable to an award will be determined by the Committee and set forth in a written award agreement approved by the Committee and delivered to the participant as soon as practicable following the grant of the award. In addition, the Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Eligibility

All the employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the Plan. In addition, members of the Board and other individuals who perform services for the Company may receive awards under the Plan. Any awards made to members of the Committee must be approved by the Board. No determination has been made as to which of the persons eligible to participate in the Plan will receive awards under the Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Shares Subject to the Plan

The number of shares of common stock that may be issued under the Plan is 240,000 shares, subject to adjustment as described under “—Change in Capitalization.” If any awards under the Plan terminate, expire or are canceled, forfeited or surrendered without having been exercised or are paid in cash, the shares of common stock subject to such awards will again be available for awards under the Plan. However, any shares of common stock that are tendered or withheld from the settlement of an award to satisfy the grant or exercise price or to satisfy a tax withholding obligation under an award shall not be available for future awards granted under the Plan.

On March 25, 2014, the closing price for a share of the Company’s Common Stock as quoted on the OTC Bulletin Board was $7.80.

Awards

The principal features of the different type of awards under the Plan are summarized below.

Stock Options

Stock options granted under the Plan may be incentive stock options (which meet the requirements of Section 422 of the Internal Revenue Code (the “Code”)) and options that do not qualify as incentive stock options. A stock option entitles a recipient to purchase shares of common stock at the exercise price. The Committee will fix the exercise price at the time the stock option is granted, provided the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant). The exercise price may be paid in cash, by delivery of previously acquired shares with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price, through a “cashless exercise” procedure that enables the participant the opportunity to sell immediately some of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price, or through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company).

Restricted Stock Awards

The Plan permits the grant of restricted stock awards. A restricted stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Committee determines in sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance objectives. Unless a restricted stock award agreement provides otherwise, a participant who receives a restricted stock award will have all the rights of shareholder as to those shares, including the right to vote and the right to receive dividends.

Restricted Stock Unit Awards

The Committee may also award restricted stock units (“RSU”) under the Plan. An RSU is an award stated with reference to a number of shares of common stock. The Committee may place such restrictions on the vesting and settlement of RSUs as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance objectives. The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU agreement, cash, shares of common stock or a combination of cash and shares of common stock.

Stock Appreciation Rights

The Plan authorizes the Committee to grant stock appreciation rights (“SAR”) that entitle the recipient upon exercise to receive cash, shares of common stock or a combination of the two. The amount that a recipient will receive upon exercise of the SAR will equal the excess of the fair market value of a share of common stock on the date of exercise over the share’s fair market value on the date of grant (the “initial value”), multiplied by the number of shares for which the SAR is exercised. SARs will become exercisable in accordance with the terms prescribed by the Committee. SARs may be granted in tandem with an option or independently from an option grant. The exercise of SARs granted in tandem with options will terminate those options, and the exercise of the related options will cancel the tandem SARs. The term of a SAR cannot exceed ten years from the date of grant or five years in the case of a SAR granted in tandem with an incentive stock option awards to a 10% shareholder of the Company.

Stock Awards

The Committee will be authorized to grant stock awards under the Plan. Stock awards are shares of unrestricted common stock. The Committee will determine the terms and conditions to which a stock award is subject, if any. A stock award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a performance-based compensation award.

Incentive Awards

The Committee will be authorized to grant incentive awards under the Plan. Incentive awards are intended to be performance-based compensation awards under Section 162(m) of the Code. Incentive awards, including the performance objective and the related performance period, will be determined by the Committee in its discretion. After a performance period has ended, the holder of an incentive award is entitled to receive the value of the award based on the degree to which the performance objectives described below under “Performance Criteria” and other conditions established by the Committee have been satisfied. Payment of incentive awards will be in cash, stock or a combination of the two as determined by the Committee, and may be paid in a lump sum or in installments.

Limitations on Awards

During any one calendar year, no participant may be granted stock options and SARs with respect to more than 50,000 shares of common stock in the aggregate, restricted stock awards and RSUs with respect to more than 25,000 shares of common stock in the aggregate, incentive awards with respect to more than 50,000 shares of common stock in the agreement or the payment of more than $500,000 in the aggregate, and stock awards with respect to more than 10,000 shares of common stock in the aggregate.

Performance Criteria

The performance objectives to be achieved for an award to vest may be based on one or more of the following performance criteria:

• stock value or increases in stock value	• interest income
• earnings per share and/or earnings per share growth	• non-interest income
• earnings and/or earnings growth	• credit quality
• total shareholder return	• net charge-offs and/or non-performing assets
• operating cash flow	• customer satisfaction
• return on equity, tangible equity, assets, capital and/or investment	• satisfactory internal or external audits
• net revenue or net revenue growth	• maintenance or improvement of regulatory or financial ratings
• gross profit or gross profit growth	• achievement of balance sheet or income statement objectives
• deposits, loan and/or equity levels or growth thereof	• budget and expense management
• working capital targets	• achievement of strategic performance objectives
• cost control measures	• achievement of merger or acquisition objectives
• efficiency ratio	• regulatory compliance
• gross, operating or other margins

Performance objectives may be established on a Company-wide basis, on the basis of smaller units of the Company or relative to the performance of other companies. Measurement of the performance objectives may exclude the impact of certain unusual and non-recurring events on the Company’s financial statements.

Restrictions on Transfer

In general, awards granted under the Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of non-statutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Changes in Capitalization

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the Plan, and the terms, exercise price, number of shares of any outstanding awards and per participant maximums will be equitably adjusted by the Committee in its discretion to preserve the benefits of the awards for plan participants.

Change in Control Provisions

In granting awards under the Plan, the Committee will have the authority to provide for the lapse of restrictions on, or acceleration of vesting of, an award upon a change of control of the Company (as defined in the Plan). In addition, the Plan provides that upon a change of control of the Company, the Committee will be permitted to take any actions that it deems appropriate with respect to outstanding awards, including: (i) at the time the award is made, providing for the acceleration of the vesting schedule relating to the exercise or realization of the award so that the award may be exercised or realized in full on or before a date initially fixed by the Committee, (ii) providing for the cancellation, purchase or settlement of any such award for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable, (iii) making adjustments to awards then outstanding as the Committee deems appropriate to reflect such change of control, or (iv) causing any such award then outstanding to be assumed, or new rights substituted by the acquiring or surviving corporation in such change of control.

Amendment and Termination

If not sooner terminated by the Board, this Plan shall terminate on March 11, 2024. The Board may amend or terminate the Plan at any time, provided that no such amendment will be made without shareholder approval if (i) the amendment would increase the aggregate number of shares of common stock that may be issued under the Plan (other than as permitted under the Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Generally, no federal income tax liability is incurred by a participant at the time a stock option or SAR is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided holding periods required by the tax laws are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option or SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price or the amount paid in settlement of the SAR.

Federal income tax liability is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election under the Code to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the recipient recognizes income equal to the fair market value of the common stock.

Other equity-based awards under the Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property.

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, the vesting of a stock award and the settlement of other equity-based awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option if the holding periods under the Code are not satisfied.

Section 162(m) of the Code places a $1 million annual limit on the deductible compensation of certain executives of publicly-traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes the grant of stock options and SARs under the Plan will qualify for performance-based compensation exception to the deductibility limit, assuming the Plan is approved shareholders. Other equity-based awards under the Plan will also qualify for this exception to the extent they are subject to the satisfaction of shareholder-approved performance objectives and certain other criteria are satisfied.

Shareholder Vote

The Board of Directors is seeking the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is comprised of three directors, each of whom is independent within the meaning of the listing standards of NASDAQ. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	Establishing and maintaining the Company’s internal controls over financial reporting;

•	The preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	Compliance with laws, rules and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements.

The Audit Committee is responsible for the oversight of the Company’s:

•	Accounting and financial reporting processes;

•	Internal controls over financial reporting; and

•	The appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2013 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements. The Audit Committee discussed and reviewed with the independent auditors all communications required by accounting principles generally accepted in the United States of America, and standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Auditing Standard No. 16, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the PCAOB regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. By recommending that the audited consolidated financial statements be so included, the Audit Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee:

Christopher E. French (Chair)

Gerald F. Smith, Jr.

James R. Wilkins, III

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s website at www.fbvirginia.com, under “Committee

Charters.” As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2013 and 2012, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings and engagements, and amounts related to the filing of Registration Statements on Form S-1 for those fiscal years were $64,700 for 2013 and $99,956 for 2012.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2013 and 2012 were $73,088 and $77,725. These services included Information Technology systems audits, ACH agreed-upon procedures, the Trust and Asset Management Department examination, Employee Benefit Plan audits and pre-approved consultation concerning financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2013 and 2012.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2013 and 2012 were $8,725 and $8,600, respectively. During 2013 and 2012, these services included preparation of federal and state income tax returns and consultation regarding tax compliance issues.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2013 and 2012.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as the independent registered public accounting firm for the year ended December 31, 2013, and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.” Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2014.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2015 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 5, 2014, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2015 Annual Meeting of Shareholders on May 12, 2015.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 12, 2015 for the 2015 Annual Meeting of Shareholders, the Company must receive such notice no later than March 13, 2015 and no earlier than February 11, 2015. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2013 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2013 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

APPENDIX A

FIRST NATIONAL CORPORATION

2014 STOCK INCENTIVE PLAN

1. Purpose; Eligibility.

(a) General Purpose. The purpose of the First National Corporation 2014 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates (as defined below) are and will be largely dependent for the successful conduct of their businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

(b) Eligible Award Recipients. Any employee of, director of, or consultant to the Company or an Affiliate (including any advisory director) who, in the judgment of the Committee (as defined below), has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant (as defined below). The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award (as defined below) and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.

(c) Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, and Incentive Awards (as such terms are defined below) may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(d) Date of Adoption. The Plan was adopted by the Board of Directors of the Company on March 12, 2014, subject to the approval of the Plan by the Company’s shareholders.

2. Certain Definitions. The following terms have the meanings indicated:

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(d) Award. The award of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Award or Incentive Award under the Plan.

(e) Board. The Board of Directors of the Company.

(f) Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award agreement. With respect to any director, a determination by a majority of the disinterested Board members that the director has engaged in conduct that is covered by the definition of Cause set forth in the Award agreement.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(g) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of Company Stock;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) Consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(1) no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body); or

(2) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) The date that is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(g), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(h) Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(i) Committee. The Committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 16, or if no such Committee has been appointed, the Board.

(j) Company. First National Corporation, a Virginia corporation.

(k) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 14) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(l) Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code.

(m) Date of Grant. The effective date of an Award granted by the Committee.

(n) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e) (3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system (including the OTC Bulletin Board), its Fair Market Value shall be the closing price for such stock on the Date of Grant (or if no sales were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable; provided, however, the Committee may elect to use the average closing price over a designated number of consecutive days to determine the Fair Market Value if the daily volume of trading in the Company Stock is not, in the sole discretion of the Committee, sufficient to be a reliable indicator of Fair Market Value.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith and such determination shall be conclusive and binding on all persons, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation §1.422-2(e) (2).

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(iv) The Committee reserves the right to specify in the Award agreement the appropriate method for determining Fair Market Value for purposes of recognizing any gain or deductions for tax purposes in a manner consistent with the Code in connection with the exercise or vesting of an Award.

(p) Incentive Award. A Performance-Based Compensation Award awarded upon the terms and subject to the restrictions set forth in Section 10.

(q) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(r) Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(s) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(t) Participant. Any individual who is granted an Award under the Plan.

(u) Performance-Based Compensation Award. An Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of a performance objective applicable, which may or may not be a Performance Goal. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m) (4) (C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code. The terms and conditions of each Performance-Based Compensation Award, including the performance objective and performance period, shall be set forth in an agreement with the Participant or in a subplan of the Plan which is incorporated by reference into the agreement.

(v) Performance Goal. One or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award that is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. The extent to which such performance measures or goals are met will determine the amount or value of the Award to which a Participant is entitled to exercise, receive or retain. For purposes of this Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of an Affiliate, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (1) stock value or increases in stock value, (2) earnings per share and/or earnings per share growth, (3) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), (4) total shareholder return, (5) operating cash flow, (6) return on equity, tangible equity, assets, capital and/or investment, (7) net revenue or net revenue growth, (8) gross profit or gross profit growth, (9) deposits, loan and/or equity levels or growth thereof, (10) working capital targets, (11) cost control measures, (12) regulatory compliance, (13) gross, operating or other margins, (14) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (15) interest income, (16) non-interest income, (17) credit quality, (18) net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion),

(19) customer satisfaction, (20) satisfactory internal or external audits, (21) maintenance or improvement of regulatory or financial ratings, (22) achievement of balance sheet or income statement objectives, (23) budget and expense management, (24) achievement of strategic performance objectives, and (25) achievement of merger or acquisition objectives.

Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

The Committee, in its sole discretion, but subject to any applicable limitations under Section 162(m) of the Code, may adjust any evaluation of performance under a Performance Goal to take into account any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement or modification thereof) and/or in a management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, if any, for the applicable year.

(w) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(x) Restricted Stock Unit. An Award, designated as a restricted stock unit, under the Plan that represents the right to receive Company stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(y) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(z) Stock Appreciation Right or SAR. An Award granted under Section 8 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the Fair Market Value of a share of Company Stock on the date the SAR is exercised, over (b) the exercise price specified in the SAR.

(aa) Stock Award. Company stock awarded upon the terms and subject to the restrictions set forth in Section 9.

(bb) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 14 of the Plan, a total of 240,000 shares of Company Stock shall be available for the grant of Awards under the Plan.

(b) Any shares of Company Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan; provided that shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are: (i) shares tendered in payment of an Option; or (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

(c) Multiple grants of Awards under the Plan may be made in any calendar year to a Participant, subject to adjustment as provided in Section 14 of the Plan, no Participant shall be granted during any one calendar year: (i) Options and SARs (disregarding any Tandem SARs as defined in Section 8(a)) with respect to more than 50,000 shares of Company Stock in the aggregate; (ii) Restricted Stock and Restricted Stock Units with respect to more than 25,000 shares of Company Stock in the aggregate; (iii) Incentive Awards with respect to more than 50,000 shares of Company Stock in the aggregate or the payment of more than $500,000 in the aggregate; and (iv) Stock Awards with respect to more than 10,000 shares of Company Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual calendar year limit set forth in this Section 3(c).

4. Stock Options.

(a) Option Grant. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall be the Stock Option Agreement between the Company and the Participant. A Participant’s Stock Option Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Term. The Committee shall establish the term of each Option in the Participant’s Stock Option Agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Stock Option Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d) Time of Exercise.

(i) During Participant’s Employment. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Stock Option Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(ii) After Participant’s Termination of Employment. The Committee shall set forth in the Participant’s Stock Option Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term. The Stock Option Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition and confidentiality covenants.

(iii) After Participant’s Death. If a Participant dies and if the Participant’s Stock Option Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Stock Option Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5. Method of Exercise of Options.

(a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:

(i) in cash or by check, payable to the order of the Company;

(ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery;

(iii) by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”);

(iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v) by any combination of the above permitted forms of payment.

(c) Delivery of Shares. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired.

(d) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

6. Restricted Stock Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. This notice, when duly accepted in writing by the Participant, shall be the Restricted Stock Agreement between the Company and the Participant. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and/or achievement of performance objectives, which may or may not be Performance Goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s (or an Affiliate’s) achievement of established performance objectives and, where applicable, after a determination of the satisfaction or achievement of any Performance Goal. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Restricted Stock Agreement and in the Plan. In other respects, unless otherwise provided in the Restricted Stock Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided that the Restricted Stock Agreement may provide that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Restricted Stock Agreement.

7. Restricted Stock Unit Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, notice shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. This notice, when duly accepted in writing by the Participant, shall be the Restricted Stock Unit Agreement between the Company and the Participant. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b) Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives, which may or may not be Performance Goals. Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock Unit will vest on the Company’s achievement of established performance objectives and, where applicable, after a determination of the satisfaction or achievement of any Performance Goal. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c) Vesting and Settlement. The Committee shall establish as to each Restricted Stock Unit Award the terms and conditions upon which the Awards shall vest and be settled. Such terms and conditions may include, without limitation, the passage of time, the achievement of performance objectives, the lapsing of such restrictions, vesting and/or settlement as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

(d) Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Restricted Stock Unit Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Company Stock. Dividends credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividends to the Participant upon settlement of such Restricted Stock Unit. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividends.

(e) Settlement. Unless otherwise provided in the Restricted Stock Unit Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares which vested multiplied by the Fair Market Value of a share on the vesting date, or a combination thereof as determined by the Committee.

8. Stock Appreciation Rights.

(a) Grant. Whenever the Committee deems it appropriate to grant Stock Appreciation Rights, notice shall be given to the Participant stating the number of shares for which SARs are granted, the Date of Grant, the exercise price and terms and conditions to which the award is subject. SARs may be granted alone (“Stand-Alone SARs”) or in tandem with an Option granted under the Plan (“Tandem SARs”). This notice, when duly accepted in writing by the Participant, will be the Stock Appreciation Right Agreement between the Company and the Participant.

(b) Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Company Stock subject to the Option in connection with which it is granted (a “Related Option”). The exercise of Tandem SARs will cause a reduction in the number of shares of Company Stock subject to the Related Option equal to the number of shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, will cause a reduction in the number of shares subject to the Tandem SAR equal to the number of shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

(c) Exercise. In no event shall the term of any SAR granted under the Plan exceed ten years from the Date of Grant. A SAR may be exercised only when the Fair Market Value of a share exceeds either (i) the Fair Market Value per share on the Date of Grant (typically denominated as the exercise price) in the case of a Stand-Alone SAR or (ii) the exercise price of the Related Option in the case of a Tandem SAR. Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR will expire no later than the expiration of the Related Option, will be transferable only when and under the same conditions as the Related Option and will be exercisable only when the Related Option is eligible to be exercised. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(d) Payment. Upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per share on the date of exercise of the SAR over (B) the exercise price specified in the Stock Appreciation Right Agreement or in the related Stock Option Agreement in the case of a Tandem SAR. The Stock Appreciation Right Agreement may provide for a payment of the SAR at the time of exercise or, on an elective or non-elective basis, for payment of the SAR at a later date, adjusted (if so provided in the Stock Appreciation Right Agreement) from the date of exercise based on an interest or other basis (including deemed investment of the SAR payment in shares of Company Stock) set forth in the Stock Appreciation Right Agreement.

(e) Transfer. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

9. Stock Awards. Whenever the Committee deems it appropriate to grant a Stock Award, notice shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a Performance-Based Compensation Award.

10. Incentive Awards.

(a) Grant. Whenever the Committee deems it appropriate to grant an Incentive Award, notice shall be given to the Participant stating the terms and conditions of the Award. This notice, when duly accepted in writing by the Participant, shall be the Incentive Award Agreement between the Company and the Participant. An Incentive Award may be made by the Committee in its discretion without consideration other than the rendering of services.

(b) Performance. Each Incentive Award is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the performance objective and performance period (which may be equal to, less than or more than one year), shall be set forth in the Incentive Award Agreement or in a subplan of the Plan which is incorporated by reference into the Incentive Award Agreement. The Committee shall set the performance objective in its discretion for each Participant who is granted an Incentive Award.

(c) Settlement. After a performance period has ended, the holder of an Incentive Award shall be entitled to receive the value thereof based on the degree to which the performance objectives and other conditions established by the Committee and set forth in the Incentive Award Agreement (or subplan incorporated by reference into the Incentive Award Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of an Incentive Award shall be made in cash, Company Stock or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as determined by the Committee.

(d) Transfer. No Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or encumbered, otherwise than by will or by the laws of descent and distribution. All rights with respect to Incentive Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

11. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company or the Affiliate retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

12. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may on a case by case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

13. Termination, Modification or Amendment of the Plan.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 11, 2024. The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (i) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 14), (ii) expanding the class of persons eligible to receive Awards, or (iii) materially increasing the benefits accruing to Participants under the Plan, or (iv) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a stock exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3, to ensure compliance with Section 409A of the Code and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b) No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his Beneficiary, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 14, does not adversely affect any such right.

14. Change in Capital Structure.

(a) In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), including the per Participant maximums provided for in Section 3(c), the exercise price of Options and SARs, and other relevant provisions shall be equitably adjusted by the Committee as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

15. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the cancellation, purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

(e) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16. Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non- Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based compensation for purposes of Section 162(m) of the Code shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Section 162(m) of the Code.

(b) Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change in Control has occurred, (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards, (x) when Options and SARs may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(e) Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

19. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement).

20. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable; they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

21. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an employee with or without notice and with or without Cause or (b) the service of a director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

22. Forfeiture Events. The Committee may specify in an Award agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

23. Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

24. Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.

REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC–BB PROXY FOR MEETING OF SHAREHOLDERS

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.rrdezproxy.com/2014/FirstNational

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.        By Telephone (using a Touch-Tone Phone); or

2.        By Internet; or

3.        By Mail.

To Vote by Telephone:

Call 1-855-574-1385 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., May 13, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/fxnc prior to 3 a.m., May 13, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting	☐

Mark here for address change	☐

FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees listed below.

DIRECTORS

(01) Douglas C. Arthur	(04) Miles K. Davis	(07) John K. Marlow
(02) Elizabeth H. Cottrell	(05) Christopher E. French	(08) Gerald F. Smith, Jr.
(03) James A. Davis	(06) Scott C. Harvard	(09) James R. Wilkins, III

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	Approval of the Corporation’s 2014 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 2.

		For	Against	Abstain
3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2014.	☐	☐	☐

The Board of Directors recommends a vote for “FOR” Proposal 3.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FIRST NATIONAL CORPORATION FXNC–BB — ANNUAL MEETING, MAY 13, 2014

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON May 13, 2014.

The Proxy Statement and the Annual Report are available at:

www.rrdezproxy.com/2014/FirstNational

You can vote in one of three ways:

1.	Call toll free 1-855-574-1385 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/fxnc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FIRST NATIONAL CORPORATION FXNC–BB

PROXY FOR MEETING OF SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2014

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes Douglas C. Arthur, Scott C. Harvard and John K. Marlow or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 21, 2014 at the Annual Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia on May 13, 2014 at 10:00 a.m., or any adjournment thereof, for the following purposes.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

4148

REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC–BB PROXY FOR MEETING OF SHAREHOLDERS

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.rrdezproxy.com/2014/FirstNational

ANNUAL MEETING OF SHAREHOLDERS

MAY 13, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby constitutes Douglas C. Arthur, Scott C. Harvard and John K. Marlow or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 21, 2014 at the Annual Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia on May 13, 2014 at 10:00 a.m., or any adjournment thereof, for the following purposes.

Mark here if you plan to attend the meeting	☐

Mark here for address change	☐

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees listed below.

DIRECTORS

(01) Douglas C. Arthur	(04) Miles K. Davis	(07) John K. Marlow
(02) Elizabeth H. Cottrell	(05) Christopher E. French	(08) Gerald F. Smith, Jr.
(03) James A. Davis	(06) Scott C. Harvard	(09) James R. Wilkins, III

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	Approval of the Corporation’s 2014 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 2.

		For	Against	Abstain
3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2014.	☐	☐	☐

The Board of Directors recommends a vote for “FOR” Proposal 3.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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